                                                                    Exhibit 21.1

               Pegasus Satellite Communications, Inc. Subsidiaries

Subsidiary                                                    State of Formation
----------                                                    ------------------

Argos Support Services                                        Texas
B.T. Satellite, Inc.                                          Maine
Bride Communications, Inc.                                    Delaware
Carr Rural TV, Inc.                                           Michigan
DBS Tele-Venture, Inc.                                        Texas
Digital Television Services of Indiana, LLC                   Georgia
DTS Management, LLC                                           Georgia
Golden Sky DBS, Inc.                                          Delaware
Golden Sky Holdings, Inc.                                     Delaware
Golden Sky Systems, Inc.                                      Delaware
Henry County MRTV, Inc.                                       Ohio
HMW, Inc.                                                     Maine
Pegasus Broadband Communications, Inc.                        Delaware
Pegasus Broadband Holdings, Inc.                              Delaware
Pegasus Broadcast Associates, L.P.                            Pennsylvania
Pegasus Broadcast Television, Inc.                            Pennsylvania
Pegasus Broadcast Towers, Inc.                                Delaware
Pegasus BTV Sub, LLC                                          Arkansas
Pegasus Communications Management Company                     Pennsylvania
Pegasus Media & Communications, Inc.                          Delaware
Pegasus Real Estate Company                                   Pennsylvania
Pegasus Satellite Development Corporation                     Delaware
Pegasus Satellite Finance Corporation 2000                    Delaware
Pegasus Satellite Finance Corporation 2001                    Delaware
Pegasus Satellite Holdings, Inc.                              Delaware
Pegasus Satellite Television, Inc.                            Illinois
Pegasus Satellite Television of Illinois, Inc.                Illinois
Pegasus Towers, Inc.                                          Pennsylvania
Pegasus Travel, Inc.                                          Delaware
Portland Broadcasting, Inc.                                   Maine
Primewatch, Inc.                                              North Carolina
PST Holdings, Inc.                                            Delaware
South Plains DBS, L.P.                                        Texas
Telecast of Florida, Inc.                                     Florida
WBPG License Corp.                                            Delaware
WDBD License Corp.                                            Delaware
WDSI License Corp.                                            Delaware
WFXU Corporation                                              Delaware
WILF, Inc.                                                    Delaware
WOLF License Corp.                                            Delaware
WTLH License Corp.                                            Delaware